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                                INDEX TO EXHIBITS



   (3A)     Articles of Incorporation           Incorporated by Reference

   (3B)     Bylaws                              Incorporated by Reference

   (4)      Instruments Defining the Rights of
              Security Holders                  Incorporated by Reference

   (10.1)   1976 Stock Option Plan              Incorporated by Reference

   (10.2)   1991 Stock Option Plan              Incorporated by Reference

   (13)     Annual Report to Security Holders   Filed On Form SE
                                                (March 29, 1994)

   (22)     Subsidiaries of the Registrant      Page 29

   (24.1)   Consent of Independent Accountants  Page 30

   (24.2)   Report of Independent Accountants   Page 31

   (28.1)   Annual Report on Form 11-K for the  (To be filed at a later
            Raytheon Savings and Investment Plan      date under Form 8)

   (28.2)   Annual Report on Form 11-K for the  (To be filed at a later
            Raytheon Savings and Investment Plan      date under Form 8)
            for Specified Hourly Payroll Employees

   (28.3)   Annual Report on Form 11-K for the  (To be filed at a later
            Caloric Savings and Investment Plan       date under Form 8)

   (28.4)   Annual Report on Form 11-K for the  (To be filed at a later
            Badger Company, Inc. Savings and    date under Form 8)
            Investment Plan